EXHIBIT (h)(1)


                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


     AGREEMENT made as of the 28th day of June, 1999, by Mackenzie Solutions (the "Trust") and Mackenzie Investment Management Inc. ("MIMI").

         WHEREAS, the Trust is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios (the "Funds") as may be established and designated from time to time;

         WHEREAS, the Trust desires certain administrative services of MIMI with respect to such Funds as shall be designated in supplements to this Agreement as further agreed between the Trust and MIMI; and

         WHEREAS, MIMI has developed the capability to provide certain of the administrative services required by the Funds.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1. Appointment. The Trust hereby appoints MIMI to provide the administrative services specified in this Agreement with regard to such Funds as shall be designated in supplements to this Agreement, and MIMI hereby accepts such appointment.

         2.       Administrative Services.

                  (a) MIMI shall at its expense provide such of the following administrative services as are required by the Funds:

          (i) maintaining the registration or qualification of the Funds and their shares under state "Blue Sky" or securities laws and regulations, provided that the Funds shall pay all related filing fees and registration or qualification fees;

          (ii) soliciting and gathering shareholder proxies;

          (iii)preparing the Funds' U.S. Federal, state and local income tax returns, provided that the Funds shall pay all charges for services and expenses of the Funds' independent accountants in reviewing such returns;

          (iv) preparing the financial information for the Funds' prospectuses, statements of additional information and periodic reports to shareholders, provided that the Funds shall pay all charges for services and expenses of the Funds' independent accountants;

          (v) preparing the semi-annual report on Form N-SAR or on such other substitute form as the Securities and Exchange Commission (the "SEC") from time to time may prescribe under Section 30(b) of the Investment Company Act of 1940, as amended (the "1940 Act");

          (vi) assisting the Funds' legal counsel with the preparation and filing with the SEC of the Funds' registration statement (including prospectuses and statements of additional information), and any amendments or supplements that may be made from time to time, and with the preparation and filing with the SEC of notices and proxy materials for meetings of shareholders;

          (vii)setting in type the Funds' prospectuses, periodic reports to shareholders and proxy materials; and

          (viii)  providing  executive,   clerical  and  secretarial   personnel
               competent to carry out the above responsibilities.

         (b) MIMI shall provide such other services required by the Funds as the parties from time to time may agree in writing are appropriate to be provided under this Agreement. In the event that MIMI provides any services to the Funds or pays or assumes any expenses of the Funds which MIMI is not obligated to provide, pay or assume under this Agreement, MIMI shall not be obligated hereby to provide the same or any similar services to the Funds or to pay or assume the same or any similar expenses of the Funds in the future; provided, that nothing herein contained shall be deemed to relieve MIMI of any obligations to the Funds under any separate agreement or arrangement between the parties.

         3. Standard of Care. MIMI shall give the Funds the benefit of MIMI's best judgment and efforts in rendering the Funds' administrative services pursuant to paragraph 2 of this Agreement. As an inducement to MIMI's undertaking to render these services, the Funds agree that MIMI shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Agreement shall be deemed to protect or purport to protect MIMI against any liability to the Funds or their shareholders to which MIMI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of MIMI's duties under this Agreement or by reason of MIMI's reckless disregard of its obligations and duties hereunder.

         4. Consideration. MIMI shall render the services described in paragraph 2 of this Agreement in consideration of the Trust's appointment of MIMI's affiliate, Ivy Mackenzie Services Corp., as transfer agent for the Funds.

         5. Records. All records required to be maintained and preserved by the Funds pursuant to the provisions or rules or regulations of the SEC under
Section 31(a) of the 1940 Act and maintained and preserved by MIMI on behalf of the Funds, including any such records maintained by MIMI in connection with the performance of its obligations hereunder, are the property of the Funds and shall be surrendered by MIMI promptly on request by the Funds; provided, that MIMI at its own expense may make and retain copies of any such records.

         6. Software and Related Materials. All computer programs, written procedures, and similar items developed or acquired and used by MIMI in performing its obligations under this Agreement shall be the property of MIMI, and the Funds will not acquire any ownership interest therein or property rights with respect thereto.

         7. Services to Other Clients. Nothing herein contained shall limit the freedom of MIMI or any affiliated person of MIMI to render services of the types contemplated hereby to other persons, firms or corporations, including but not limited to other investment companies, or to engage in other business activities.

         8. Term. The term of this Agreement shall begin on the date first set forth above, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years from that date. Thereafter, this Agreement shall continue in effect with respect to a Fund from year to year, subject to the termination provisions and all other terms and conditions hereof; provided, that such continuance with respect to that Fund is approved at least annually by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's trustees who are not interested persons of MIMI or the Trust (the "Independent Trustees"). MIMI shall furnish to the Funds, promptly upon their request, such information (including MIMI's costs of delivering the services provided to the Fund hereunder) as may reasonably be necessary to enable the Trust's Board of Trustees to evaluate the terms of this Agreement or any extension, renewal or amendment hereof. MIMI shall permit the Funds and their accountants, counsel or other representatives to review its books and records relating to the services provided hereunder at reasonable intervals during normal business hours upon reasonable notice requesting such review.

         9. Assignment. This Agreement may not be assigned by MIMI, and MIMI may not assign or transfer any interest hereunder, voluntarily, by operation of law or otherwise, without the prior written consent of the Funds. Any consent by the Funds to any assignment hereof or assignment or transfer of any interest hereunder by MIMI shall not be effective unless and until authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees.

         10. Termination of Agreement. This Agreement may be terminated with respect to a Fund, without the payment of any penalty, by MIMI upon at least sixty (60) days' prior written notice to the Trust, or by a Fund upon at least sixty (60) days' prior written notice to MIMI; provided, that in the case of termination by a Fund, such action shall have been authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust' Independent Trustees. This Agreement shall automatically and immediately terminate in the event of its assignment by MIMI, or MIMI's assignment or transfer of any interest hereunder, without the prior written consent of the Funds as provided in paragraph 9 hereof.

         11. Interpretation and Definition of Terms. Any question or interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any. Specifically, the terms "interested persons," "assignment" and "affiliated person," as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act.

         12.      Miscellaneous.

                  (a) This Agreement shall be construed in accordance with the laws of the State of Florida, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

                  (b)  The   captions  in  this   Agreement   are  included  for
convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                  (c) The Trust's Agreement and Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                 MACKENZIE SOLUTIONS



                 By:      /s/ KEITH J. CARLSON
                          Keith J. Carlson, President


                 MACKENZIE INVESTMENT MANAGEMENT INC.



                 By:      /s/ MICHAEL G. LANDRY
                          Michael G. Landry, President